UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2010

CHINA NATURAL GAS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31539	98-0231607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19th Floor, Building B, Van Metropolis
35 Tang Yan Road, Hi-Tech Zone
Xian, 710065, Shaanxi Province
China
(Address of Principal Executive Offices) (Zip Code)

86-29-88323325

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On November 25, 2010, China Natural Gas, Inc. (the "Company") entered into a new supply agreement with CNPC Changqing Oil Field Branch Company (“CNPC Changqing”), a subsidiary of China National Petroleum Corporation (“CNPC”) in Xi’an, China.  The new supply agreement between CNPC Changqing and Jingbian LNG Company, a wholly owned subsidiary of China Natural Gas, will provide the Company with a supply of natural gas for its liquefied natural gas ("LNG") plant in Jingbian County, Shaanxi Province ("LNG Project").  The Company expects to complete Phase I of the LNG Project by the end of this year.  Under the terms of the agreement, the Company has the option to purchase up to 500,000 cubic meters of natural gas per day, or 150 million cubic meters per year, of natural gas from CNPC Changqing at a purchase price of RMB 1.355 per cubic meter.  The agreement is effective through December 31, 2011.

On December 1, 2010, the Company issued a press release announcing the signing of the new supply agreement between CNPC Changqing and Jingbian LNG Company.  A copy of this press release is attached as Exhibit 99.1.

Item. 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated December 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2010

CHINA NATURAL GAS, INC.

By:	/s/ Qinan Ji
Name:	Qinan Ji
Title:	Chief Executive Officer